UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010
Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street, 22nd Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 15, 2010, Prosper Marketplace, Inc. (“Prosper”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain new investors and certain of its existing investors (each, a “Share Purchaser” and, collectively, the “Share Purchasers”), pursuant to which, Prosper issued and sold to such Share Purchasers (either directly or through certain of their respective affiliates) 20,340,705 shares of the Company’s Series D Preferred Stock (the “Shares”) for an aggregate purchase price of $14.7 million.  The Share Purchasers, included: Accel Partners, Benchmark Capital, Agilus Ventures, QED Fund I, L.P., TomorrowVentures 2010 Fund, LLC and Rajeev Date.

Prior to entering into the Purchase Agreement, there was no material relationship between Prosper and any of the Share Purchasers except to the extent that certain of the Share Purchasers participated in Prosper’s previous equity and debt financings. In addition, each of the following members of Prosper’s Board of Directors was or is affiliated with one of the Share Purchasers: James W. Breyer is a partner of Accel Ventures; Robert C. Kagle is the general partner of Benchmark Capital; Lawrence W. Cheng is the managing partner of Volition Capital, LLC, which manages the existing U.S. portfolio of Agilus Ventures; Nigel Morris is the managing partner of QED Partners LLC, the general partner of QED Fund I, L.P., and Rajeev Date was a Share Purchaser.

Item 3.02 Unregistered Sales of Equity Securities.
    The information set forth in Item 1.01 is hereby incorporated by reference. In connection with the sale of the Shares, the Company retained Allen & Company LLC to act as the Company’s financial advisor and placement agent.  As consideration for providing these  services, the Company will be paying Allen & Company LLC a fee of $150,000.  The Shares were sold in reliance on Section 4(2) of the Securities Act of 1933, which exempts from registration sales by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
    The information set forth in Item 1.01 is hereby incorporated by reference.  In connection with entering into the Purchase Agreement, Gary B. Coursey, Jr., who is the managing member of Tomorrow Ventures LLC, which is the managing member of TomorrowVentures 2010 Fund, LLC, was elected to serve on Prosper’s Board of Directors as of April 15, 2010.  Mr. Coursey will also serve as a member of the Audit Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: April 20, 2010	By:	/s/Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer